                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (date of earliest event reported):  June 20, 1995
                                                   -------------



                           ROTECH MEDICAL CORPORATION
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)




         Florida                               59-2115892
------------------------------             -------------------
(State or jurisdiction of                  (I.R.S. Employer
incorporation or organization)             Identification No.)


4506 L.B. McLeod Road, Suite F, Orlando, Florida     32811
------------------------------------------------  ----------
    (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:  (407) 841-2115
---------------------------------------------------  --------------

Not Applicable
--------------
(former name or former address, if changed since last report)

          The undersigned Registrant hereby amends the following item, financial statements, exhibits or other portions of its Current Report on Form 8-K, filed June 20, 1995, relating to the June 5, 1995 acquisition of substantially all of the net assets of Marshall Bell, Ltd, a Texas general partnership, (hereinafter referred to as "Marshall Bell" or "Seller") for $11.3 million cash and 146,940 shares of its restricted common stock, valued at $2.8 million. Marshall Bell provides home health care products and services through its locations in Texas, Louisiana, Mississippi and Arkansas. The Registrant intends to continue the business as acquired.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
----------------------------------------------------------------------------

         (a) 1.  Financial Statemements Business Acquired.
         -------------------------------------------------

         Marshall Bell, Ltd.
         -------------------

           Report of Independent Certified Public Accountants

           Balance Sheet at December 31, 1994

           Statement of Income for the Year Ended December 31, 1994

           Statement of Partners' Capital for the Year Ended December 31, 1994

           Statement of Cash Flows for the Year Ended December 31, 1994

           Notes to Financial Statements

           Interim Balance Sheet at April 30, 1995 (unaudited)

           Interim Statements of Income for the Four Months Ended April 30, 1995 and 1994 (unaudited)

           Interim Statement of Partners' Capital for the Four Months Ended April 30, 1995 (unaudited)

           Interim Statements of Cash Flows for the Four Months Ended April 30, 1995 and 1994 (unaudited)

           Notes to Interim Financial Statements as of April 30, 1995 and 1994 (unaudited)

         (b) 1.  Pro Forma Financial Information.
         ----------------------------------------

           Pro Forma Condensed Combined Financial Statements at July 31, 1994 (unaudited)

           Pro Forma Condensed Combined Interim Financial Statements at April 30, 1995 (unaudited)

Report of Independent Certified Public Accountants


--------------------------------------------------------------------------------


       Partners
       Marshall Bell, Ltd.

       We have audited the accompanying balance sheet of Marshall Bell, Ltd. (the Partnership) as of December 31, 1994, and the related statements of income, partners' capital, and cash flows for the year then ended.
       These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



       DELOITTE & TOUCHE LLP
       Orlando, Florida
       August 9, 1995

                              Marshall Bell, Ltd.

Balance Sheet
--------------------------------------------------------------------------------

                                              DECEMBER 31
                                                 1994
                                              -----------
ASSETS
Current Assets:
Cash                                          $    2,000
  Accounts receivable:
    Trade, less allowance for contractual
     adjustments and doubtful accounts
      of $100,000                                577,697
    Other                                         75,535
  Inventories                                    325,996
                                               ---------
Total Current Assets                             981,228

Other assets                                       1,330

Property and Equipment, less accumulated
  depreciation                                 2,115,286
                                               ---------

Total Assets                                  $3,097,844
                                              ==========


LIABILITIES AND PARTNERS' CAPITAL
 Current Liabilities:
  Accounts payable                            $  807,561
  Accrued expenses and other liabilties           70,031
  Notes payable                                1,009,560
                                              ----------
 Total Current Liabilities                     1,887,152

 Long-term debt, less current portion            319,533

 Partners' Capital:
  General Partners                               891,159
                                              ----------
                                                 891,159
                                              ----------
 Total Liabilities and Partners' Capital      $3,097,844
                                              ==========


See accompanying notes to financial statements.
-----------------------------------------------

                              Marshall Bell, Ltd.

Statement of Income
-------------------------------------------------------------------------------

                                                             YEAR ENDED
                                                             DECEMBER 31
                                                                1994
                                                             -----------

Operating revenue                                             $5,134,779

Cost and expenses:

  Cost of revenue                                                923,378
  Selling, general and administrative                          2,951,350
  Depreciation                                                   591,029
  Interest                                                        77,532
                                                              ----------
                                                               4,543,289
                                                              ----------
        Net Income                                            $  591,490
                                                              ==========

See accompanying notes to financial statements.
-----------------------------------------------

                              Marshall Bell, Ltd.

Statement of Partners' Capital
-------------------------------------------------------------------------------

                                                  GENERAL
                                                 PARTNERS
                                                ----------
Balance at January 1, 1994                      $  560,382

  Partners' Draws                                 (260,713)

  Net income                                       591,490
                                                ----------
Balance at December 31, 1994                    $  891,159
                                                ==========


See accompanying notes to financial statements
----------------------------------------------

                              Marshall Bell, Ltd.

Statement of Cash Flows
-------------------------------------------------------------------------------

                                                             YEAR ENDED
                                                             DECEMBER 31
                                                                1994
                                                             -----------

OPERATING ACTIVITIES

Net income                                                    $  591,490

Adjustments to reconcile net income to net
  cash provided by operations:
    Depreciation                                                 591,029
    Changes in operating assets and liabilities:
      Increase in trade accounts receivable                     (106,647)
      Increase in other receivables                              (70,035)
      Increase in inventories                                   (151,158)
      Increase in accounts payable                               341,004
      Decrease in accrued expenses and other liabilities          (2,000)
                                                              ----------
        Net cash provided by operating activities              1,193,683

INVESTING ACTIVITIES
Purchases of property and equipment                           (1,688,634)
                                                              ----------
        Net cash used in investing activities                 (1,688,634)

FINANCING ACTIVITIES
Proceeds from notes payable                                    1,341,769
Payments on notes payable                                       (590,351)
Partners' draws                                                 (260,713)
                                                              ----------
        Net cash provided by financing activities                490,705
                                                              ----------
                Decrease in cash                                  (4,246)
                Cash at Beginning of Period                        6,246
                                                              ----------
                Cash at End of Period                         $    2,000
                                                              ==========

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                      $   75,000
                                                              ==========

See accompanying notes to financial statements.
-----------------------------------------------

                              Marshall Bell, Ltd.

Notes to Financial Statements - December 31, 1994
-------------------------------------------------------------------------------

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Marshall Bell, Ltd. (the "Partnership") was established on January 1, 1992.
The Partnership markets and provides home health care products and services and rents home care equipment to patients, through its ten locations in Texas, Louisiana and Arkansas. These products and services, which are typically prescribed by a physician, include home health care products (such as respiratory therapy equipment and convalescent medical equipment).

REVENUE RECOGNITION

Revenues are reported on the accrual basis in the period in which services are provided. Operating revenue represents the estimated net realizable amounts from patients, third-party payors, and others for services rendered. The Company's accounts receivable consists primarily of amounts due from federal and state third party reimbursement programs and third party payors.

Rental income under short-term leasing arrangements is recognized on a straight-line basis over the term of the lease and approximated $3.4 million in 1994. Approximately 39% of net operating revenue was derived under federal and state third-party reimbursement programs in 1994.

INVENTORIES

Inventories consist principally of durable medical equipment and medical supplies and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is provided on accelerated and straight-line methods over the estimated useful lives of the assets (generally 3 to 31.5 years). Amortization of leasehold improvements is included in depreciation.

                              Marshall Bell, Ltd.

Notes to Financial Statements - December 31, 1994
-------------------------------------------------------------------------------

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    (CONTINUED)

INCOME TAXES

No provision for income taxes is made in the Partnership's financial statements since, as a partnership, all taxable income and losses will be allocated to the partners for inclusion in their respective tax returns.

2.  PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1994 consists of the following:

Rental equipment                      $2,388,297
Vehicles                                 382,532
Building                                 366,037
Furniture and equipment                  125,711
Land                                      30,749
                                      ----------
                                       3,293,326
Less accumulated depreciation          1,178,040
                                      ----------
                                      $2,115,286
                                      ==========

3.  NOTES PAYABLE

Current notes payable at December 31, 1994 consists of the following:

       Line of credit                 $  262,518
       Bank notes                        623,840
       Other notes                       123,202
                                      ----------
                                      $1,009,560
                                      ==========

On August 10, 1994 the Partnership secured a $300,010 line of credit due on February 28, 1995. Interest was payable at 11.00%. The line of credit was secured by the Partnership's inventory, accounts receivable and the assignment of life insurance.

                              Marshall Bell, Ltd.

Notes to Financial Statements - December 31, 1994
-------------------------------------------------------------------------------

3.  NOTES PAYABLE (CONTINUED)

The bank notes and other notes have varying interest rates from 7.25% to 11.00% and are due from October 1995 to December 1997. These notes are secured by various vehicles, property, equipment, inventory and accounts receivable with an approximate net book value of approximately $2.7 million.

Long-term debt consists of the following:

        Bank notes                             $  833,297
        Line of credit                            262,518
        Other                                     233,278
                                               ----------
                                                1,329,093
        Less current portion                    1,009,560
                                               ----------

        Long-term debt                         $  319,533
                                               ==========


The annual maturities of the loans are as follows:

        Due in 1994                            $  999,560
        Due in 1995                               296,731
        Due in 1996                                32,802
                                               ----------
                                               $1,329,093
                                               ==========


4.  LEASE COMMITMENTS

Rental expense approximated $82,248 in 1994.

Future minimum rental commitments under operating leases, primarily for buildings, are as follows:

        For The Years Ending December 31
        --------------------------------
                    1995                        $129,631
                    1996                         126,413
                    1997                          83,925
                    1998                          31,931
                                                --------
                                                $371,900
                                                ========

                              Marshall Bell, Ltd.

Notes to Financial Statements - December 31, 1994
-------------------------------------------------

5.  RELATED PARTY TRANSACTIONS

The Partnership's general partners are also general partners in an Arkansas Partnership. The Partnership sold certain medical products to the Arkansas Partnership. At December 31, 1994 the Partnership has a
$72,000 receivable from the Arkansas partnership. During the year, the Partnership recorded approximately $2,300 of income related to its transactions with the Arkansas Partnership.

Certain of the Partnership's general partners were also general partners in a Louisiana Partnership. The Partnership advanced funds to the Louisiana Partnership. The Partnership had no receivable from or payable to the Louisiana Partnership at December 31, 1994. During the year, the Partnership advanced approximately $130,000 cash to the Louisiana Partnership.

6.  EMPLOYEE BENEFIT PLAN

The Partnership maintains a Profit Sharing Plan ("Plan") covering eligible employees who have completed twelve months of service and have been credited with 1,000 hours of service during the eligibility period. Each year the Partnership may make discretionary contributions to the Plan. Employees do not contribute to the Plan.

The Partnership expense under the Plan was approximately $10,000 in 1994.

7.  SUBSEQUENT EVENT

Effective January 1, 1995, the Partnership purchased substantially all of the net assets of a two-location Mississippi-based home health care company for approximately $992,000 cash.

Effective June 5, 1995, the Partnership sold substantially all of its net assets and granted a covenant not to compete to a Florida-based provider of home health care services for approximately $11.3 million cash and 146,940 shares of its restricted common stock, valued at approximately $2.8 million.

                              Marshall Bell, Ltd.

Interim Balance Sheet (Unaudited)
-------------------------------------------------------------------------------

                                                               APRIL 30
                                                                 1995
                                                               --------
ASSETS
Current Assets:
  Cash                                                         $  378,040
  Accounts receivable:
    Trade, less allowance for contractual
      adjustments and doubtful accounts                         1,155,990
      Other                                                        28,907
  Inventories                                                     365,198
  Prepaid expenses and other                                        9,865
                                                               ----------
Total Current Assets                                            1,938,000

Intangible assets, less accumulated
  amortization                                                    345,634
Other assets                                                        1,330

Property and Equipment, less accumulated
  depreciation                                                  3,235,183
                                                               ----------

Total Assets                                                   $5,520,147
                                                               ==========

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
  Accounts payable, accrued expenses and
    other liabilities                                          $1,262,428
  Notes payable                                                 1,587,679
                                                               ----------
Total Current Liabilities                                       2,850,107

Long-term debt, less current portion                            1,341,503

Partners' Capital:
  General partners                                              1,328,537
                                                               ----------
                                                                1,328,537
                                                               ----------
Total Liabilities and Partners' Capital                        $5,520,147
                                                               ==========

See accompanying notes to interm financial statements (unaudited).
----------------------------------------------------------------

                              Marshall Bell, Ltd.

Interim Statements of Income (Unaudited)
-------------------------------------------------------------------------------

                                                  FOUR MONTHS        FOUR MONTHS
                                                     ENDED              ENDED
                                                APRIL 30, 1995      APRIL 30, 1994
                                                --------------      --------------
Operating revenue                                 $2,959,454          $1,341,338

Cost and expenses:

  Cost of revenue                                    561,313             301,129
  Selling, general and administrative              1,193,261             734,011
  Depreciation and amortization                      273,211             105,750
  Interest                                            65,255               9,060
                                                  ----------          ----------
                                                   2,093,040           1,149,950
                                                  ----------          ----------
            Net Income                            $  866,414          $  191,388
                                                  ==========          ==========

See accompanying notes to interim financial statements (unaudited).
-------------------------------------------------------------------

                              Marshall Bell, Ltd.

Interim Statement of Partners' Capital (Unaudited)
-------------------------------------------------------------------------------

                                                  GENERAL
                                                 PARTNERS
                                                ----------
Balance at January 1, 1995                      $  891,159

  Partners' draws                                 (429,036)

  Net income                                       866,414
                                                ----------
Balance at April 30, 1995                       $1,328,537
                                                ==========


See accompanying notes to interim financial statements (unaudited).
-------------------------------------------------------------------

                              Marshall Bell, Ltd.

Interim Statements of Cash Flows (Unaudited)
-------------------------------------------------------------------------------

                                                  FOUR MONTHS        FOUR MONTHS
                                                     ENDED              ENDED
                                                APRIL 30, 1995      APRIL 30, 1994
                                                --------------      --------------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                            $  776,310          $  145,165

INVESTING ACTIVITIES
Purchases of property and equipment                 (717,538)           (238,775)
Payment for acquisition                             (853,785)                 --
                                                  ----------          ----------
  Net cash used in investing activities           (1,571,323)           (238,775)

FINANCING ACTIVITIES
Proceeds from notes payable, net                   1,600,089             225,567
Partners' draws                                     (429,036)            (45,176)
                                                  ----------          ----------
  Net cash provided by financing activities        1,171,053             180,391
                                                  ----------          ----------
      Increase in cash                               376,040              86,781
      Cash at Beginning of Period                      2,000               6,246
                                                  ----------          ----------
      Cash at End of Period                       $  378,040          $   93,027
                                                  ==========          ==========

See accompanying notes to interim financial statements (unaudited).
-------------------------------------------------------------------

                              Marshall Bell, Ltd.

Notes to Interim Financial Statements - April 30, 1995 and 1994
(Unaudited)
--------------------------------------------------------------------------------

1.  BASIS OF REPORTING

The interim balance sheet as of April 30, 1995, the interim statements of income and cash flows for the four months ended April 30, 1995 and 1994 and the interim statement of partners' capital for the four months ended April 30, 1995 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for the fair statement of the results of the interim periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Partnership's audited financial statements as of and for the year ended December 31, 1994. The results of operations for the interim period are not necessarily indicative of the results which may be expected for an entire year.

2.  SUBSEQUENT EVENT

Effective June 5, 1995, the Partnership sold substantially all of its net assets and granted a covenant not to compete to a Florida-based provider of home health care services for approximately $11.3 million cash and 146,940 shares of its restricted common stock, valued at approximately $2.8 million.



See accompanying notes to interim financial statements (unaudited).
-------------------------------------------------------------------

Pro Forma Condensed Combined Financial Statements (Unaudited)
--------------------------------------------------------------------------------

        The pro forma condensed combined financial statements for the year ended July 31, 1994 have been prepared to illustrate the estimated combined effects of the Agreement of Purchase and Sale (Agreement) between RoTech Medical Corporation (the Company) and Marshall-Bell, Ltd. ("Marshall Bell"), effective June 5, 1995

        The pro forma condensed combined statement of income was derived by adjusting the historical statement for the year ended July 31, 1994 of the Company and the historical statement of income for the year ended December 31, 1994 of Marshall-Bell. Presentation of Marshall Bell's historical statement of income for a twelve-month period ending within 93 days of July 31, 1994 was not practicable. The pro forma condensed combined statement of income was prepared as if the purchase and sale had occurred on August 1, 1993. The pro forma condensed combined statements of income presented are not necessarily indicative of the results of operations that might have occurred had the transaction been completed as of the date specified or of the results of operations of the Company and its subsidiaries for any future period.

        No changes in operating revenue and expenses have been made to reflect the results of any modification to operations that might have been made had the Agreement been consummated on the aforesaid assumed effective date for purposes of presenting pro forma results. Certain supportable payroll costs attributable to acquired entity's employees whose services would have been terminated upon the effective date of purchase and sale along with certain expenses for duplicate locations have been eliminated. The acquisition has been accounted for in accordance with the purchase method of accounting. The pro forma condensed combined statements of income include amortization of intangibles as if the Agreement had been completed on the assumed effective date referred to above.

        The pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company's July 31, 1994 Form 10-K.


See accompanying notes pro forma condensed combined financial statements
------------------------------------------------------------------------
(unaudited).
------------

Pro Forma Condensed Combined Statements of Income (Unaudited)
-------------------------------------------------------------------------------




                                                               For the Year Ended July 31, 1994
                                                 --------------------------------------------------------------
                                                    RoTech                                            RoTech
                                                   Medical                                            Medical
                                                 Corporation                                        Corporation
                                                 Consolidated      Marshall                          Combined
                                                  Year Ended        Bell,         Pro Forma          Pro Forma
                                                July 31, 1994        Ltd.        Adjustments          Results
                                                ---------------------------------------------------------------
Operating revenue                                $    71,469     $5,134,779                        $76,604,397

Cost and expenses:
   Cost of revenue                                17,408,548        923,378                         18,331,926
   Selling, general
       and administrative                         35,879,483      2,951,350      $(500,000)(a)      38,330,833
   Depreciation and amortization                   5,338,494        591,029        400,000 (b)       6,329,523
   Interest                                           66,676         77,532        755,688 (c)         899,896
                                                 -----------     ----------      ---------         -----------
                                                  58,693,201      4,543,289        655,688          63,892,178
                                                 -----------     ----------      ---------         -----------

Income before income taxes                        12,776,417        591,490       (655,688)         12,712,219

Income tax expense                                 4,664,197                       (22,469)(d)       4,641,728
                                                 -----------     ----------      ---------         -----------

       Net Income                                $ 8,112,220     $  591,490      $(633,219)        $ 8,070,491
                                                 ===========     ==========      =========         ===========


Earnings Per Share Data:

Net Income Per Share                                   $0.99                                             $0.99

Weighted Average Number
   of Shares Outstanding                           8,147,144                                         8,147,144

See accompanying notes to pro forma condensed combined financial statements
---------------------------------------------------------------------------
(unaudited).
------------

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
----------------------------------------------------------------------

(a) Supportable general and administrative expenses relating directly to the payroll and related expenses of those terminated employees and locations determined to be duplicated by the Company's existing structure and therefore would not be needed after the acquisition. Elimination of estimated non-recurring expenses incurred by Marshall-Bell.

(b) Amortization on intangibles of $10,000,000 (amortized over various lives from 5 to 25 years) resulting from the excess of the purchase price over the net assets acquired.

(c) Additional interest expense related to borrowings (or reduced investments) for $11,300,000 cash paid to acquire Marshall Bell; assumed borrowed on August 1, 1993, less interest expense pertaining to liabilities not assumed by the Company. Assumed 6.69% interest rate on purchase price.

(d) Adjustment to income tax expense for the tax expense relating to the net income as adjusted for the combined entity. Income taxes are calculated on the basis that operations of the consolidated company could be combined as one company for federal income tax purposes at the actual historical rate for the period. No assurance can be given that these tax benefits will be realized by the Company.

Pro Forma Condensed Combined Interim Financial Statements (Unaudited)
---------------------------------------------------------------------

        The pro forma condensed combined interim financial statements for the nine months ended April 30, 1995 have been prepared to illustrate the estimated combined effects of the Agreement of Purchase and Sale (Agreement) between RoTech Medical Corporation (the Company) and Marshall-Bell Ltd. ("Marshall Bell"), effective June 5, 1995. The pro forma condensed combined interim balance sheet as of April 30, 1995 was derived by adjusting the unaudited historical balance sheet as of April 30, 1995 of the Company and the unaudited historical balance sheet as of April 30, 1995 of Marshall-Bell.

        The pro forma condensed combined interim statement of income was derived by adjusting the unaudited historical statement for the nine months ended April 30, 1995 of the Company and the unaudited historical statement of income for the four months ended April 30, 1995 of Marshall-Bell. The pro forma condensed combined interim statement of income was prepared as if the purchase and sale had occurred on August 1, 1994. The pro forma condensed combined statements of income presented are not necessarily indicative of the results of operations that might have occurred had the transaction been completed as of the date specified or of the results of operations of the Company and its subsidiaries for any future period.

        No changes in operating revenue and expenses have been made to reflect the results of any modification to operations that might have been made had the Agreement been consummated on the aforesaid assumed effective date for purposes of presenting pro forma results. Certain supportable payroll costs attributable to acquired entity's employees whose services would have been terminated upon the effective date of purchase and sale along with certain expenses for duplicate locations have been eliminated. The acquisition has been accounted for in accordance with the purchase method of accounting. The pro forma condensed combined statements of income include amortization of intangibles as if the Agreement has been completed on the assumed effective date referred to above.

        The pro forma condensed combined interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company's July 31, 1994 Form 10-K and the condensed consolidated interim financial statements and the related notes thereto included in the Company's April 30, 1995 Form 10-Q.

See accompanying notes pro forma condensed combined interim financial statements
--------------------------------------------------------------------------------
(unaudited).
------------

Pro Forma Condensed Combined Interim Balance Sheets (Unaudited)

------------------------------------------------------------------------------------------------------------------
                                                                     April 30, 1995
                                                ------------------------------------------------------------------
                                                                                                        RoTech
                                                                                                        Medical
                                                      RoTech                                          Corporation
                                                     Medical         Marshall                          Combined
                                                   Corporation        Bell,          Pro Forma        Pro Forma
                                                   Consolidated        Ltd.         Adjustments        Results
                                                ------------------------------------------------------------------
Cash                                               $      2,388   $   378,040                         $ 2,766,086
Accounts receivable, net                             37,016,068     1,155,990                          38,172,058
Other accounts receivable                             2,902,861        28,907                           2,931,768
Inventories                                          10,483,661       365,198                          10,848,859
Prepaid expenses                                        429,217         9,865                             439,082
                                                   ------------   -----------     ------------        -----------
  Total current assets                               53,219,853     1,938,000                          55,157,853

Intangible assets, net                               49,550,697       345,634      $9,654,366 (1)      59,550,697
Other assets                                            342,940         1,330                             344,270
Property and equipment, net                          32,670,855     3,235,183                          35,906,038
                                                   ------------   -----------     ------------        -----------

  Total assets                                     $135,784,345    $5,520,147     $ 9,654,366        $150,958,858
                                                   ============    ==========     ===========        ============

Accounts payable                                    $ 8,709,896    $1,262,428                        $ 21,272,324
Notes payable to bank                                27,497,000     1,587,679     $11,300,000 (2)      29,084,679
Income taxes payable                                  1,794,716                                         1,794,716
                                                   ------------   -----------     ------------        -----------
  Total current liabilities                          38,001,612     2,850,107      11,300,000          52,151,719

Deferred income taxes                                 1,342,650                                         1,342,650
Long-term debt, less current portion                                1,341,503                           1,341,503
Partners' capital                                                   1,328,537      (1,328,537)(3)               0
Shareholders' equity:
  Common stock                                            1,960                                             1,960
  Treasury stock, at cost                              (814,535)                                         (814,535)
  Additional paid-in capital                         68,493,297                                        68,493,297
  Retained earnings                                  28,759,361                      (317,097)(3)      28,442,264
                                                   ------------   -----------     ------------        -----------
  Total shareholders' equity                         96,440,083             0        (317,097)         96,122,986
                                                   ------------   -----------     ------------        -----------

  Total liabilities and
  shareholders' equity                             $135,784,345    $5,520,147      $9,654,366        $150,958,858
                                                   ============    ==========     ===========        ============


See accompanying notes to pro forma condensed combined interim financial
------------------------------------------------------------------------
statements (unaudited).
-----------------------

Pro Forma Condensed Combined Interim Statements of Income (Unaudited)

-------------------------------------------------------------------------------------------------------------------------
                                                                For the Nine Months Ended April 30, 1995
                                                    ---------------------------------------------------------------------
                                                      RoTech
                                                      Medical                                                  RoTech
                                                    Corporation                                               Medical
                                                    Consolidated                                            Corporation
                                                    Nine Months          Marshall                             Combined
                                                    Ended April            Bell,           Pro Forma          Pro Forma
                                                      30, 1995              Ltd.          Adjustments          Results
                                                    ---------------------------------------------------------------------
Operating revenue                                    $94,336,199        $2,959,454                          $97,295,653

Cost and expenses:
  Cost of revenue                                     25,620,513           561,313                           26,181,826
  Selling, general
      and administrative                              47,449,051         1,193,261         $(375,000)(a)     48,267,312
  Depreciation and amortization                        6,046,955           273,211           300,000 (b)      6,620,166
  Interest                                               763,331            65,255           559,350 (c)      1,387,936
                                                      ----------         ---------         ---------         ----------
                                                      79,879,850         2,093,040           484,350         82,457,240
                                                      ----------         ---------         ---------         ----------
Income before income taxes                            14,456,349           866,414          (484,350)        14,838,413

Income tax expense                                     5,310,000                             133,722 (d)      5,443,722
                                                      ----------         ---------         ---------         ----------
      Net Income                                      $9,146,349         $ 866,414         $(618,072)        $9,394,691
                                                      ==========         =========         =========         ==========

Earnings Per Share Data:

Net Income Per Share:                                      $0.92                                                  $0.94

Weighted Average Number
  of Shares Outstanding                                9,982,972                                              9,982,972


See accompanying notes to pro forma condensed combined interim financial
------------------------------------------------------------------------
statements (unaudited).
-----------------------

NOTES TO PRO FORMA CONDENSED COMBINED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
------------------------------------------------------------------------------

(1) Additional intangibles of $10,000,000 resulting from the excess of the purchase price over the net assets acquired, less the elimination of the historical intangibles of Marshall Bell of $345,634. This adjustment does not contemplate any change to the purchase price for the differences in the business purchased at June 5, 1995 compared to what the purchase price may have been as of August 1, 1994.

(2)     Purchase price paid in cash ($11,300,000).

(3) Elimination of partners' capital of Marshall Bell in accordance with the purchase method of accounting.

(a) Supportable general and administrative expenses relating directly to the payroll and related expenses of those terminated employees and locations determined to be duplicated by the Company's existing structure and therefore would not be needed after the acquisition. Elimination of estimated non-recurring expenses incurred by Marshall Bell.

(b) Amortization on intangibles recorded in the acquisition (amortized over various lives from 5 to 25 years).

(c) Additional interest expense related to borrowings (or reduced investments) for cash paid to acquire Marshall Bell; assumed borrowed on August 1, 1993, less interest expense pertaining to liabilities not assumed by the Company. Assumed 6% interest rate on purchase price.

(d) Adjustment to income tax expense for the tax expense relating to the net income as adjusted for the combined entity. Income taxes are calculated on the basis that operations of the consolidated company could be combined as one company for federal income tax purposes at the actual historical rate for the period. No assurance can be given that these tax benefits will be realized by the Company.

                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment of Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RoTech Medical Corporation,
                                        a Florida Corporation


Dated:    August 18, 1995                By:  /s/ Rebecca R. Irish
          ---------------                     --------------------
                                              Rebecca R. Irish, Treasurer
                                              and Chief Financial Officer